AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                AMERIKING, INC.


         The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "GCL"), DOES HEREBY CERTIFY as follows:


         1. The Certificate of Incorporation of AmeriKing, Inc. (the "Corporation") was filed in the Office of the Secretary of State of the State of Delaware on August 17, 1994. The original name under which the Corporation was incorporated was "NRE Holdings, Inc."

         2. In the manner prescribed by Sections 242 and 245 of the GCL, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Amended and Restated Certificate of Incorporation.

         3. Pursuant to the provisions of Section 103(d) of the GCL, this Amended and Restated Certificate of Incorporation is not to become effective until 10:00 AM New York time on ________, 1996 (the "Effective Date").

         4. On ______, 1996 the Corporation's shareholders approved a ___-to-___ stock split of the Corporation securities (the "Stock Split").

         5. The text of the Certificate of Incorporation, as amended and restated herein, shall, at the Effective Date read as follows:

                                     * * *

         FIRST:  The name of the Corporation is "AmeriKing, Inc."

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature or purpose of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be






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organized under the GCL; provided that, as long as the Corporation owns, directly or indirectly, Burger King restaurants, the sole business purpose shall be for the investment in and operation of restaurants in which the Burger King Corporation is either (i) the exclusive franchisor or (ii) co-franchisor in a dual-use restaurant.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue after giving effect to the Stock Split is __________ (____) shares, consisting of:

                  (i) _______ shares of common stock, par value of $.01 per share (the "Common Stock");

                  (ii) ______ shares of non-voting common stock, par value of $.01 per share (the "Non-Voting Common Stock"); and

                  (iii) 1,000,000 shares of preferred stock, par value of $.01 per share (the "Preferred Stock").

         4.1 Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restriction in respect to the shares of Common Stock is as follows:

                  (a) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in such dividends. The board of directors may set apart fund legally available for the payment of dividends, a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment an discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

                  (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

                  (c) Voting Rights. Except as otherwise provided in these Articles or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the shareholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

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         4.2 Nonvoting Common Stock. Except with respect to the following rights, all designations, powers, preferences, rights, qualifications, limitations and restriction in respect of the shares of Non-Voting Common Stock are identical to those of the shares of the Common Stock:

                  (a) Dividends. Whenever the Board of Directors of the Corporation declares a dividend on the Common Stock, the Board of Directors of the Corporation shall simultaneously declare a dividend on the Non-Voting Common Stock in an amount per share equal to the dividend declared per share of Common Stock, except that any dividends payable on the Common Stock in additional shares of capital stock of the Corporation shall be payable to holders of Non-Voting Common Stock in non-voting capital stock of the Corporation which is otherwise identical to capital stock to be issued to the holders of Common Stock. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Non-Voting Common Stock shall be entitled to share ratably according to the number of shares of NonVoting Common Stock held by them, in such dividends.

                  (b) Voting Rights. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Non-Voting Common Stock shall not be entitled to vote on any matters.

                  (c) Conversion Rights. (i) At any time and from time to time, each record holder of Non-Voting Common Stock will be entitled to convert any and all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Common Stock at such holder's election; provided, that each holder of Non-Voting Common Stock shall only be entitled to convert any share or shares of Non-Voting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

         (ii) Each conversion of shares of Non-Voting Common Stock into shares of Common Stock will be effected by the surrender of the certificates or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Non-Voting Common Stock) at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the

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power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holder of record of the shares of Common Stock represented thereby.

         (iii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

         (iv) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Non-Voting Common Stock as provided in this paragraph (c), such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Non-Voting Common Stock (assuming that all such shares of Non-Voting Common Stock are held by persons entitled to convert such shares into Common Stock).

         (v) The issuance of certificates for Common Stock upon the conversion of Non-Voting Common Stock will be made without charge to the holders, of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. The Corporation will not close its books against the transfer of Non-Voting Common Stock or of Common Stock issued or issuable upon the conversion of Non-Voting Common Stock in any manner which would interfere with the timely conversion of Non-Voting Common Stock.

         4.3 Preferred Stock. The Board of Directors is authorized, subject to limitation prescribed by law and the provisions of this ARTICLE FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing an article of amendment pursuant to Section 151 of the GCL, to establish from time to time the number of shares to be included in each such class or series within a class, and to fix the designation, powers, preferences and rights of the shares of each such class or series within a class and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


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                  (a) The number of shares constituting the series and the
distinctive designation of the series;

                  (b) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

                  (c) Whether the series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (d) Whether the series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights or priority, if any, of payment of shares of the series;

                  (h) The par value for any shares of the series; and

                  (i) Any other relative rights, preferences and limitations of that series.

         Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

         Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as shares of the same or any other series of Preferred Stock.

         FIFTH: At all meetings of shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share of voting stock owned by such shareholder of record on the record date for the meeting. At each meeting of the shareholders, except where otherwise provided by these Articles, the By-laws of the Corporation, or required by law, the holders of at least one-third of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, these Articles, the By-laws or, with respect to a class or series of Preferred Stock, the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any shareholder who is in attendance at a meeting of shareholders either in person or represented by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

         SIXTH:

         6.1 Location for Shareholder Meetings; Keeping of Books and Records. Meetings of shareholders may be held within or outside the State of Illinois as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Illinois at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         6.2 Shareholder Action. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of such shareholders, and may not be effected by a consent in writing by any such shareholders.

         6.3 Special Shareholders Meetings. Except as otherwise required by law, special meetings of the Corporation's shareholders may be called only by
(i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock.

         SEVENTH:

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         7.1 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, except as may be provided by the resolution or resolutions adopted by the directors of the Corporation in respect of Preferred Stock adopted pursuant to ARTICLE FOURTH hereto, but such number shall in no case be less than one (1) and nor more than thirteen (13). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

         7.2 Term of Office; Quorum; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, and shall hold office until the next shareholder's meeting at which directors are elected and his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

         7.3 Removal. Any director may be removed only for cause upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of shareholders for which notice, stating the purpose, or purposes, of the meeting is the removal of the director, is given.

         7.4 No Written Ballot. Election of directors need not be by written ballot, unless the By-laws of the Corporation provide otherwise.

         7.5 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SEVENTH unless otherwise provided therein.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:


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         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have the power to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

         (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, these Articles, and the By-laws.

         NINTH:

         9.1 Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of conduct as a director; provided that nothing contained in this ARTICLE NINTH shall eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for voting or assenting to an unlawful distribution, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. This does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE NINTH the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

         9.2  Indemnification.

         (a) Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party (including, without limitation as a witness) to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against reasonable expenses (including counsel fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if, in the case of conduct in his official capacity with the Corporation, he acted in good faith and in the Corporation's best interests, and in all other cases, he acted in good faith and was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no

                                      -8-




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indemnification shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper, or (ii) violating any of the terms or provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

         (b) Actions By or in the Right of the Company. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if, in the case of conduct in his official capacity with the Corporation, he acted in good faith and in the Corporation's best interests, and in all other cases, he acted in good faith and was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) violating any of the terms or provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding

                                      -9-




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initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

         (c) Indemnify if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Standard of Conduct. Except in a situation governed by subsection
(c) of this Section 2, any indemnification under subsections (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 2. Such determination shall be made
(1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not be voted on determination. The determination required by clauses (1) and (2) of this subsection (d) may in either event be made by the written consent of the majority required by each clause.

         (e) Advancement of Expenses. Expenses (including attorneys' fees) of each officer and directory hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article and (ii) a written affirmation of director's good faith belief that he has performed his duty to the company, upon request by the Corporation and if required under applicable law. Such expenses (including counsel fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

         (f) Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

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         (g) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the GCL.

         (h)  Definitions.

         (1) For purposes of this ARTICLE NINTH, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE NINTH with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

         (2) References to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE NINTH.

         (3) The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE NINTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (4) The right to indemnification conferred by this ARTICLE NINTH shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

         (5) A person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used herein shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 2(a) or Section 2(b) of this ARTICLE NINTH, as the case may be.

         (i) Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by GCL.

         (j) Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE NINTH, nor the adoption of any provision of these Articles, the By-laws of the Corporation, nor, to the fullest extent permitted by the GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protections afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         TENTH: The Corporation reserves the right to repeal, alter or amend these Articles in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of these Articles shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the shareholders.

         ELEVENTH: The Corporation has elected to not be governed by Section 203 of the GCL.

         TWELFTH: This Amended and Restated Certificate of Incorporation of the Corporation shall constitute a restatement of, and shall supersede the Amended and Restated Certificate of Incorporation of the Corporation, dated February 7, 1996.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary.


                                       AMERIKING, INC.



                                       By:
                                          -----------------------------------
                                           Name:   Lawrence E. Jaro
                                           Title:  President


ATTEST:


By:
   --------------------------
    Name:   Joel Aaseby
    Title:  Secretary